Exhibit 99.1

Media Contact:	Investor Contact:
Inteliquent	Inteliquent
Kelly Stein	Darren Burgener
(312) 384-8039	(312) 380-4548

FOR IMMEDIATE RELEASE

Inteliquent Announces Strong First Quarter Results and Revises 2013 Financial Guidance

Q1 2013 Highlights

•	Divested global data business for $54.5 million on April 30, 2013

•	Total revenue was $69.7 million, an increase of 3% from Q4 2012

•	Voice services revenue was $50.5 million, an increase of 2% from Q4 2012

•	Record data services revenue was $19.2 million, an increase of 5% from Q4 2012

•	Adjusted EBITDA (a non-GAAP financial measure) was $18.0 million, an increase of 24% from Q4 2012

CHICAGO, May 1, 2013 – Neutral Tandem, Inc. d/b/a Inteliquent (Nasdaq: IQNT), a leading provider of voice services, today announced its financial results for the first quarter of 2013.

“Our performance thus far in 2013 is very encouraging,” said Ed Evans, Chief Executive Officer of Inteliquent. “The sale of our data business accomplishes several goals. It is highly accretive and it allows us to focus all of our efforts on the voice business, which we expect will yield further improvements. We are becoming more disciplined in everything that we do.”

Financial and Operating Results

In the first quarter of 2013, Inteliquent generated revenue of $69.7 million, a decrease of 1% compared to $70.7 million of revenue in the first quarter of 2012. The revenue decrease related primarily to a reduction in minute volumes for local transit and termination voice services, which was partially offset by an increase in volumes for our origination voice services and data services.

Voice minutes of use decreased by 11% to 30.6 billion minutes in the first quarter of 2013, compared to 34.2 billion minutes in the first quarter of 2012. Average price per minute increased by 6% over the same time period.

Data traffic volume increased by 47% to 10.7 terabits per second in the first quarter of 2013, compared to 7.3 terabits per second in the first quarter of 2012. Average price per megabit decreased by 24% over the same time period.

Adjusted EBITDA (a non-GAAP financial measure) in the first quarter of 2013 was $18.0 million, a decrease of 15% compared to $21.3 million in the first quarter of 2012. See “Use of Non-GAAP Financial Measures” below for a discussion of the presentation of Adjusted EBITDA and reconciliation to net income.

Income from operations in the first quarter of 2013 was $11.2 million, compared to income from operations of $10.7 million in the first quarter of 2012.

Divestiture of Global Data Business

Yesterday, Inteliquent announced the sale of NT Network Services LLC and NT Network Services LLC, SCS (collectively, the “global data business”) to Global Telecom & Technology, Inc. (“GTT) for $54.5 million, subject to certain adjustments. The total consideration consisted of $52.5 million in cash and $2.0 million of non-cash commercial services to be provided by GTT to Inteliquent. The transaction signed and closed on April 30, 2013.

The divestiture of the global data business positions Inteliquent as a company focused exclusively on its voice services business, clarifying our strategic direction and value proposition. On a pro forma basis, Inteliquent’s operations will be very similar to its asset profile prior to its October 2010 acquisition of Tinet S.p.A. The divestiture will not impact the voice business, including its customers and employees. We expect to classify and report results of the global data business as discontinued operations in its consolidated financial statements beginning in the second quarter of 2013.

As a result of the transaction, Inteliquent will have considerable balance sheet flexibility with an estimated cash balance of approximately $85 million. We intend to conduct a comprehensive review of our alternatives related to our cash position.

Selected Financial and Operational Metrics

($ in millions, except per minute and per MB figures)	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013
Voice
Voice Revenue	$53.5	$50.8	$52.2	$49.5	$50.5
Total ARPM	$0.00156	$0.00155	$0.00158	$0.00155	$0.00165
Minutes of Use (in billions):
Local Transit	16.2	15.1	14.3	13.7	13.6
Termination	13.2	13.4	14.1	13.0	11.9
Origination	4.1	3.4	3.9	4.6	4.7
International	0.7	0.8	0.8	0.6	0.4

Total Minutes of Use	34.2	32.8	33.1	31.9	30.6

Data
IP Transit Revenue	$14.6	$14.9	$13.5	$14.6	$15.3
Ethernet Revenue	2.6	2.6	3.1	3.6	3.9

Total Data Revenue	$17.2	$17.5	$16.6	$18.2	$19.2

Average Price per MB	$2.34	$2.26	$2.01	$1.92	$1.79
Volume of Traffic (in tbps)	7.3	7.7	8.2	9.5	10.7
# of Customers	931	990	1,009	1,041	1,081
# of Customer Connections	3,217	3,502	3,712	3,849	4,092
# of POPs	119	121	121	122	122
# of Sales Reps (Quota-bearing) (1)	26	26	28	28	25
Other
# of Employees (1)	281	291	291	290	281

(1)	Includes dedicated full-time sales contractors.

2013 Business Outlook

As a result of Inteliquent’s strong first quarter and the divestiture of its global data business, Inteliquent is revising its financial estimates for 2013. The financial estimates include results from the global data business for the first four months of 2013 only. The new outlook is as follows:

	Original	Revised
Revenue	$240—$250 million	$200—$210 million
Adjusted EBITDA	$27—$34 million	$34—$40 million
Capital Expenditures	$20—$25 million	$14—$18 million

“The initiatives that we began 6 months ago to re-focus the organization on profitability and cash flow are taking hold. Our cost-cutting decisions – as tough as they might be – are becoming visible in our financial results,” said David Zwick, Executive Vice President and Chief Financial Officer of Inteliquent. “It is a pleasure to report a clean quarter without any one-time adjustments to EBITDA. The company has been stabilized and we are moving in the right direction again,” concluded Mr. Zwick.

Conference Call & Web Cast

The first quarter conference call will be held on Wednesday, May 1, 2013 at 10:00 a.m. (ET). A live web cast of the conference call as well as a replay will be available online on the company’s corporate web site at www.inteliquent.com. Participants can also access the call by dialing 1-877-941-0843 (within the United States and Canada), or 1-480-629-9819 (international callers). A replay of the call will be available approximately two hours after the call has ended and will be available until 11:59 p.m. (ET) on June 1, 2013. To access the replay, dial 1-800-406-7325 (within the United States and Canada), or 1-303-590-3030 (international callers) and enter the conference ID number: 4612966#.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release are forward-looking statements. The words “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: the effects of competition, including direct connects, and downward pricing pressure resulting from such competition; risks associated with the sale of our data business, including issues regarding separating our network, IT and billing systems from the network and systems sold to the buyer, and that the cost savings and other benefits we hope to receive may not materialize in part or at all; our ability to maintain relationships with business providers following the sale of the data business; our regular review of strategic alternatives; the impact of current and future regulation, including intercarrier compensation reform enacted by the Federal Communications Commission; the risks associated with our ability to successfully develop and market new services, many of which are beyond our control and all of which could delay or negatively affect our ability to offer or market new services; technological developments; the ability to obtain and protect intellectual property rights; the impact of current or future litigation; the potential impact of any future acquisitions, mergers or divestitures; natural or man-made disasters; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other important factors included in our reports filed with the Securities and Exchange Commission (the “SEC”), particularly in the “Risk Factors” section in our Annual Report on Form 10-K for the period ended December 31, 2012, as such Risk Factors may be updated from time to time in subsequent reports. Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

Additional Information and Where to Find It

In connection with the proxy contest initiated by Clinton Magnolia Master Fund, Ltd., Neutral Tandem, Inc. d/b/a Inteliquent (the “Company”) will be filing a definitive proxy statement and accompanying WHITE proxy card with the SEC in connection with the solicitation of proxies for its 2013 annual meeting of stockholders. Stockholders are strongly advised to read the Company’s 2013 definitive proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain copies of the Company’s 2013 definitive proxy statement and other documents filed by the Company with the SEC in connection with its 2013 annual meeting of stockholders at the SEC’s website at www.sec.gov or at the “Investor Relations” section of the Company’s website at ir.inteliquent.com.

Participants in the Solicitation

The Company, its directors, its executive officers, and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in connection with the matters to be considered at the 2013 annual meeting of stockholders. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with such matters is set forth in the preliminary proxy statement filed with the SEC on April 19, 2013 and will be set forth in the definitive proxy statement to be filed with the SEC.

About Inteliquent

Headquartered in Chicago, Inteliquent provides intelligent networking to solve challenging voice interconnection and interoperability issues. With an advanced MPLS network that is highly interconnected to major carriers and service providers, Inteliquent serves its voice customers worldwide. Please visit Inteliquent’s website at www.inteliquent.com and follow us on Twitter@Inteliquent.

The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

NEUTRAL TANDEM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Revenue	$69,667	$70,696
Operating expense:
Network and facilities expense (excluding depreciation and amortization)	33,486	30,515
Operations	10,344	11,551
Sales and marketing	4,172	4,034
General and administrative	5,016	6,738
Depreciation and amortization	5,444	7,300
Gain on disposal of fixed assets	—	(105)

Total operating expense	58,462	60,033

Income from operations	11,205	10,663

Other expense (income):
Interest income	(2)	(3)
Other income	(27)	(13)
Foreign exchange loss (gain)	501	(227)

Total other expense (income)	472	(243)

Income before income taxes	10,733	10,906
Provision for income taxes	3,833	4,251

Net income	$6,900	$6,655

Net income per share:
Basic	$0.21	$0.21

Diluted	$0.21	$0.21

Weighted average number of shares outstanding:
Basic	32,337	31,664

Diluted	32,453	32,058

NEUTRAL TANDEM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$37,445	$31,479
Receivables, net	45,229	42,833
Deferred income taxes-current	657	1,210
Prepaid expenses	8,661	11,203

Total current assets	91,992	86,725
Property and equipment—net	52,341	53,517
Restricted cash	125	962
Deferred income taxes-non-current	4,302	2,710
Other assets	1,867	1,686

Total assets	$150,627	$145,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,700	$12,385
Accrued liabilities:
Taxes payable	10,029	8,298
Circuit cost	11,431	13,200
Rent	1,897	1,831
Payroll and related items	4,288	4,507
Other	5,452	4,833

Total current liabilities	42,797	45,054
Other liabilities	770	1,453

Total liabilities	43,567	46,507

Shareholders’ equity:
Preferred stock—par value of $.001; 50,000 authorized shares; no shares issued and outstanding at March 31, 2013 and December 31, 2012
Common stock—par value of $.001; 150,000 authorized shares; 32,389 shares and 32,345 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	32	32
Additional paid-in capital	200,596	199,331
Less treasury stock, at cost; 3,083 in 2013 and 2012	(50,103)	(50,103)
Accumulated other comprehensive loss	(5,078)	(4,904)
Retained earnings	(38,387)	(45,263)

Total shareholders’ equity	107,060	99,093

Total liabilities and shareholders’ equity	$150,627	$145,600

NEUTRAL TANDEM, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Cash Flows From Operating Activities:
Net income	$6,900	$6,655
Adjustments to reconcile net cash flows from operating activities:
Depreciation and amortization	5,444	7,300
Deferred income taxes	(1,039)	(965)
Gain on disposal of fixed assets	—	(105)
Non-cash share-based compensation	1,870	3,116
Loss (gain) on intercompany foreign exchange transactions	250	(326)
Excess tax deficiency associated with stock option exercise	488	62
Changes in assets and liabilities:
Receivables	(2,848)	2,400
Other current assets	2,337	(1,973)
Other noncurrent assets	(195)	64
Accounts payable	(1,005)	(1,305)
Accrued liabilities	(164)	1,265
Noncurrent liabilities	(23)	428

Net cash provided by operating activities	12,015	16,616

Cash Flows From Investing Activities:
Purchase of equipment	(6,154)	(9,122)
Proceeds from sale of equipment	—	100
Decrease in restricted cash	837	—

Net cash used by investing activities	(5,317)	(9,022)

Cash Flows From Financing Activities:
Proceeds from the issuance of common shares associated with stock option exercise	—	8
Restricted shares withheld to cover employee taxes paid	(117)	(256)
Excess tax deficiency associated with stock option exercise	(488)	(62)

Net cash used by financing activities	(605)	(310)

Effect of exchange rate changes on cash	(127)	186
Net Increase In Cash And Cash Equivalents	5,966	7,470
Cash And Cash Equivalents—Beginning	31,479	90,279

Cash And Cash Equivalents—End	$37,445	$97,749

Supplemental Disclosure Of Cash Flow Information:
Cash paid for interest	$—	$—

Cash paid for taxes	$979	$6,160

Supplemental Disclosure Of Noncash Flow Items:
Investing Activity—Accrued purchases of equipment	$1,848	$4,635

Use of Non-GAAP Financial Measures

In this press release we disclose “Adjusted EBITDA”, which is a non-GAAP financial measure. For purposes of SEC rules, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and prepared in accordance with generally accepted accounting principles in the United Sates (GAAP).

EBITDA is defined as net income before (a) interest expense, net (b) income tax expense and (c) depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted to eliminate non-cash share-based compensation, impairment charges, foreign exchange loss (gain) on intercompany loans, dispute settlements, cease operations – hosted services, reduction in force, value-added tax and other expense related to stock buyback. We believe that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists in analyzing and benchmarking the performance and value of our business. We believe that presenting Adjusted EBITDA facilitates company-to-company operating performance comparisons of companies within the same or similar industries by backing out differences caused by variations in capital structure, taxation and depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. These measures provide an assessment of controllable operating expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance. They provide an indicator for management to determine if adjustments to current spending decisions are needed. Furthermore, we believe that the presentation of Adjusted EBITDA has economic substance because it provides important insight into our profitability trends, as a component of net income, and allows management and investors to analyze operating results with and without the impact of depreciation and amortization, interest and income tax expense, non-cash share-based compensation, impairment charges, foreign exchange loss (gain) on intercompany loans, dispute settlements, cease operations – hosted services, reduction in force, value-added tax and other expense related to stock buyback. Accordingly, these metrics measure our financial performance based on operational factors that management can impact in the short-term, namely the operational cost structure and expenses of our business. In addition, we believe Adjusted EBITDA is used by securities analysts, investors and other interested parties in evaluating companies, many of which present an EBITDA measure when reporting their results. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest and taxes, necessary to operate our business. We disclose the reconciliation between EBITDA and Adjusted EBITDA and net income below to compensate for this limitation. While we use net income as a significant measure of profitability, we also believe that Adjusted EBITDA, when presented along with net income, provides balanced disclosure which, for the reasons set forth above, is useful to investors in evaluating our operating performance and profitability. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net income as calculated in accordance with generally accepted accounting principles as a measure of performance.

NEUTRAL TANDEM, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

The following is a reconciliation of net income to EBITDA and Adjusted EBITDA:

	Three Months Ended
	March 31,		Full Year
	2013	2012	2013*
Net income	$6,900	$6,655	$8,065
Interest income	(2)	(3)	(10)
Provision for income taxes	3,833	4,251	4,545
Depreciation and amortization	5,444	7,300	17,600

EBITDA	$16,175	$18,203	$30,200
Non-cash share-based compensation	1,870	3,116	6,800

Adjusted EBITDA	$18,045	$21,319	$37,000

*	The amounts expressed in this column are based on current estimates as of the date of this press release. This reconciliation is based on the midpoint of the full year 2013 estimated range announced in this press release. The financial estimates include results from the global data services business for the first four months of 2013 only.